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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Proginet Corporation
Garden City, New York

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 23, 2004, relating to the financial statements of Proginet Corporation, which is contained in that Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP
March 28, 2005

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Consent of Independent Registered Public Accounting Firm